Exhibit 23(h)5

                 Second Amendment to Financial Agent Agreement
                                effective 6/1/88

                               SECOND AMENDMENT TO
                            FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1ST day of June, 1998 amends that certain Financial Agent Agreement dated December 11, 1996, as amended March 23, 1998, by and between Phoenix Equity Planning Corporation and The Phoenix Edge Series Fund (the "Agreement") as hereinbelow provided.

                                   WITNESSETH:

         WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect the recently approved fee structure:

         NOW, THEREFORE, in consideration of the foregoing premise, Schedule A is hereby replaced with the Schedule A attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 31st day of July, 1998.

                                            THE PHOENIX EDGE SERIES FUND


                                            By: /s/ Michael E. Haylon
                                                --------------------------------
                                                Michael E. Haylon
                                                Executive Vice President


                                            PHOENIX EQUITY PLANNING CORPORATION


                                            By: /s/ Philip R. McLoughlin
                                                --------------------------------
                                                Philip R. McLoughlin
                                                President



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                                   SCHEDULE A

                              REVISED FEE SCHEDULE


                 Fee Information For Services as Financial Agent

     For its services hereunder Financial Agent shall be paid a fee equal to the sum of (1) the documented cost of fund accounting and related services provided by PFPC, Inc., as subagent, to Financial Agent, plus (2) the documented cost to Financial Agent to provide financial reporting and tax services and oversight of subagent's performance.

     The current PFPC fees are attached hereto and made a part hereof.

                                PFPC FEE SCHEDULE




          ------------------------------------ ------------------
                ASSETS UNDER MANAGEMENT              FEES
          ------------------------------------ ------------------
                $0  - $200,000,000                  0.0850%
          ------------------------------------ ------------------
              $200  - $400,000,000                  0.0500%
          ------------------------------------ ------------------
              $400  - $600,000,000                  0.0300%
          ------------------------------------ ------------------
              $600  - $800,000,000                  0.0200%
          ------------------------------------ ------------------
              $800  - $1,000,000,000                0.0150%
          ------------------------------------ ------------------
                    > $1,000,000,000                0.0125%
          ------------------------------------ ------------------
                Minimum Fund Fee                    $84,000
          ------------------------------------ ------------------
                Additional Class                    $12,000
          ------------------------------------ ------------------


          EXISTING PORTFOLIOS:
          --------------------
          Asset Based Fees < $50MM WAIVED
          Class Fees - WAIVED
          Minimum Fund Fees - WAIVED

          NEW PORTFOLIOS (FIRST YEAR):
          ----------------------------
          Asset Based Fees < $50MM - 50% WAIVED
          Class Fees < $25 MM per Class - WAIVED
          Minimum Fund Fees - WAIVED

          NEW PORTFOLIOS (THERE AFTER):
          -------------------------------------
          Asset Based Fees < $50MM - 25% WAIVED
          Class Fees < $25 MM per Class - 50% WAIVED
          Minimum Fund Fees < $50 MM - 50% WAIVED
          Minimum Fund Fees $50-100 MM - 25% WAIVED

          VARIABLE UNIT INVESTMENT TRUST VALUATION AND REPORTING
          ------------------------------------------------------
          $1,500 per Unit Investment Trust